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                          NORTH AMERICAN VACCINE, INC.


  Contacts:   Lisa Burns (investor inquiries)     Sharon Mates, President
              John Nugent                         North American Vaccine, Inc.
              Justin Jackson (media inquiries)    Tel: 301-419-8400
              Burns & McClellan
              Tel: 212-213-0006


                              FOR IMMEDIATE RELEASE

                             NORTH AMERICAN VACCINE
               ADVISED BY FDA THAT CERTIVA[TRADEMARK] IS ON TRACK
                   FOR COMPLETING FINAL STEPS FOR LICENSURE


     Beltsville, Maryland, January 9, 1998, North American Vaccine (AMEX:NVX) announced today that it has been advised by the U.S. Food and Drug Administration (FDA) that CERTIVA[TRADEMARK] is on track for completing the final steps for licensure. CERTIVA[TRADEMARK] is the Company's investigational vaccine against diphtheria, tetanus and pertussis disease. This information was conveyed to the Company at a meeting held with FDA officials this week. At that meeting the FDA expressed its objective of promptly completing the review process for CERTIVA[TRADEMARK]. Towards this end, the FDA has requested additional information which the Company intends to submit shortly. Based on its meeting with FDA, the Company anticipates that the regulatory review process could be completed during the first quarter of 1998 or shortly thereafter. This is a forward looking statement and the factors which may affect its outcome include the ability of the Company to timely provide the information it intends to submit, the acceptability of the information being submitted, the time it takes for the FDA to complete its review process, and the acceptability of the Company's applications in their entirety, among other factors. There can be no assurances given as to the final FDA determinations or that CERTIVA[TRADEMARK] will receive regulatory approval in the anticipated timeline. The regulatory review of a vaccine product is an ongoing, interactive process. Accordingly, the Company does not intend to continuously issue periodic updates until CERTIVA[TRADEMARK] completes it regulatory review.

     North American Vaccine, Inc. is engaged in the research, development and production of vaccines for the prevention of human infectious diseases. North American Vaccine news releases are available on the company's web site at http://www.nava.com.

     THIS PRESS RELEASE CONTAINS CERTAIN FORWARD LOOKING STATEMENTS, WHICH ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT FORWARD LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH MAY AFFECT THE COMPANY'S BUSINESS AND PROSPECTS, INCLUDING WITHOUT LIMITATION THE REQUIREMENT FOR REGULATORY APPROVAL OF PRODUCTS BY THE FDA, NATURE OF COMPETITION, EFFECTIVE MARKETING, AND UNCERTAINTIES RELATING TO CLINICAL TRIALS ALL AS DISCUSSED IN THE COMPANY'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K.





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12103 Indian Creek Court  .  Beltsville, MD 20705  .  Phone 301-419-8400  .  Fax 301-419-0167
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